EXHIBIT 31.2

CERTIFICATIONS

I, James C. Malone, certify that:

1. I have reviewed this Annual Report on Form 10-K for the year ended December 31, 2005 of The TriZetto Group, Inc.;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: March 28, 2006	/s/ JAMES C. MALONE
Name: James C. Malone
Title: Chief Financial Officer